EXHIBIT 10.11
REGIAN ACQUISITION CORP.
191 Post Road West
Westport, Connecticut 06880

February 7, 2008

Regian Holdings, LLC
191 Post Road West
Westport, Connecticut 06880
     RE:      Securities Subscription Agreement
Dear Mr. McNicholas:
     We are pleased to accept the offer Regian Holdings, LLC (the “Subscriber”) has made to purchase from Regian Acquisition Corp., a Delaware corporation (the “Company”), having its principal place of business at 191 Post Road West, Westport, Connecticut 06880, 2,875,000 units (the “Units”), each unit consisting of one share of common stock of the Company, $0.0001 par value per share (the “Common Stock”), and one warrant to purchase one share of Common Stock at a purchase price of $7.50 (the “Warrants”), subject to adjustment. Up to 375,000 of the Units are subject to forfeiture (the “Forfeiture”) by you if the underwriters of the initial public offering of the Company do not fully exercise their over-allotment option. The terms on which the Company is willing to sell the Units to the Subscriber, and the Company and the Subscriber’s agreements regarding such Units, are as follows:
     1. Purchase of Units. For the aggregate sum of $25,000.00 (the “Purchase Price”), which the Company acknowledges receiving in cash on the date hereof, and subject to the Forfeiture, the Company hereby sells and issues the Units to the Subscriber, and the Subscriber hereby purchases the Units from the Company, on the terms and subject to the Forfeiture and other conditions set forth in this Agreement. Concurrently with the Subscriber’s execution of this Agreement, the Company is delivering to the Subscriber a certificate registered in the Subscriber’s name representing the Units, receipt of which the Subscriber hereby acknowledges.
     2. Representations and Warranties of the Company. To induce the Subscriber to purchase the Units from the Company, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:
          2.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to enter into this Agreement and to carry out the transactions contemplated by this Agreement.
          2.2 Authorization; No Breach.
               (a) The execution and delivery of this Agreement, and performance of this Agreement have been duly authorized by the Company as of the date hereof. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.
               (b) The execution and delivery by the Company of this Agreement, and the sale and issuance of the Units and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the date hereof (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation of the Company or the by-laws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject or by which its property is bound, except for any filings required after the date hereof under federal or state securities laws.
               2.3. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Units, including the shares of Common Stock and Warrants included in the Units, will be duly authorized and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscriber will receive good title to the Units, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements contemplated hereby, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscriber, and the issuance and sale of the Units to the Subscriber is not subject to any preemptive rights or rights of first refusal or other similar rights.
     3. The Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue and sell the Units to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:
          3.1. No Government Recommendation or Approval. The Subscriber understands that no United States federal or state agency or similar agency of any other country, has passed upon or made any recommendation or endorsement of the offering of the Units or the fairness or suitability of the investment in the Units by the Subscriber nor have such authorities passed upon or endorsed the merits of the private placement of the Units.

          3.2. Experience, Financial Capability and Suitability. The Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of this investment and to make an informed decision relating thereto. The Subscriber is aware his investment in the Company is a speculative investment involving a high degree of risk that has limited liquidity, because of the restrictions on resale of the Units and because there may never be an established market for the Company’s securities, including the Units and the shares of Common Stock and Warrants included in the Units and the shares of Common Stock issuable upon exercise of the underlying Warrants. The Subscriber has the financial capability for making the investment and the investment is a suitable one for the Subscriber. The Subscriber can, without impairing his financial condition, hold the Units in the amount contemplated by this Agreement for an indefinite period of time. Subscriber has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Units. The Subscriber can afford a complete loss of the investment in the Units. The Subscriber acknowledges that the Company has urged the Subscriber to seek independent advice from professional advisors relating to the suitability of an investment in the Company and in connection with this Agreement, and that the Subscriber has sought and received such independent professional advice with respect to such investment and this Agreement or, after careful consideration, the Subscriber has determined not to seek and/or receive such independent professional advice. Subscriber is purchasing the Securities (as defined below) for investment for the Subscriber’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Subscriber understands that the Company is a blank check development stage company recently formed for the purpose of consummating a Business Combination (as defined below) and understands that there is no assurance as to the future performance of the Company or that the Company may ever affect a Business Combination.
          3.3. Access to Information. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained in order to make an informed and knowledgeable decision to acquire the Units. Prior to the execution of this Agreement, the Subscriber has been furnished with all materials relating to the Company’s finances, operations, business and prospects of the Company related to the offer and sale of the Units.
          3.4 Regulation D Offering. Subscriber understands that the Units, including the shares of Common Stock and Warrants included in the Units and the shares of Common Stock issuable upon exercise of the underlying Warrants, have not been registered under the Securities Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and the Subscriber’s compliance with, the representations and warranties and agreements of the Subscriber set forth herein to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Units, including, but not limited to, the bona fide nature of the Subscriber’s investment intent as expressed herein. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law; and, accordingly, such Units, the shares of Common Stock and Warrants included in the Units, and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and therefore Subscriber further acknowledges and understands that the Securities must be held indefinitely and may not be offered, sold, transferred, pledged or otherwise disposed of unless registered under the Securities Act and, if applicable, the securities laws of any applicable state or other jurisdiction or in the absence of such registration upon delivery to the Company of an opinion of counsel satisfactory to the Company that such registration is not required and Subscriber understands the certificates representing the Securities will contain a legend in respect of such restrictions. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.
          3.5. Restrictions on Transfer. Subscriber acknowledges and understands the Units are being offered in a transaction not involving a public offering within the meaning of the Securities Act and the Securities have not been registered under the Securities Act, and, if in the future the Subscriber decides to offer, sell, transfer, pledge or otherwise dispose of the Securities, such Securities may be offered, sold, transferred, pledged or otherwise disposed of only if registered under the Securities Act and, if applicable, the securities laws of any applicable state or other jurisdiction or pursuant to an exemption from such registration and upon delivery to the Company of an opinion of counsel satisfactory to the Company that such registration is not required. Absent registration or an available exemption from registration, the Subscriber agrees that it will not resell or otherwise transfer the Securities.
          3.6. Rule 144. From time to time, Subscriber may be eligible to sell all or some of its Securities by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. Subscriber understands and acknowledges that pursuant to Rule 144, after satisfying a six month holding period: (i) affiliated Subscribers may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding Securities of the same class or the average weekly trading volume of the class during the four calendar weeks prior to the filing of a Notice on Form 144 with respect to such sale and (ii) non-affiliated Subscribers may sell without such limitations, provided the Company is current in its public reporting obligations. Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction. Subscriber further understands and acknowledges that because the Company is a shell company, Subscriber may not sell the Securities under Rule 144 unless the following conditions are met: (1) the Company has ceased to be a shell company, (2) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) the Company has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports, and (4) one year has elapsed since the Company has filed current “Form 10 information” with the Securities and Exchange Commission (the “SEC”) reflecting its status as an entity that is no longer a shell company.
          3.7 Pro-rata Forfeiture. Subscriber hereby acknowledges and agrees that up to 375,000 of the 2,875,000 Units are subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised, either partially or fully, as set forth in Section 4.4.
          3.8 Power and Authorization. The Subscriber posses all requisite power and authority necessary to enter into and carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement, and performance of this Agreement, have been duly authorized by the Subscriber as of the date hereof. This Agreement constitutes the valid and binding obligation of the Subscriber, enforceable in accordance with its terms. The execution and delivery by the Subscriber of this Agreement, and the purchase of the Units and the fulfillment of and compliance with the respective terms hereof and thereof by the Subscriber do not conflict with or result in a breach of the terms, condition or provisions of, or constitute a default under the organizational documents of, the Subscriber or any agreement, order, judgment or decree to which the Subscriber is subject or its property is bound.
     4. Forfeiture of Units; Escrow of Units.
          4.1. Failure to Consummate Business Combination. All of the Securities initially shall be subject to forfeiture to the Company in accordance with this Section 4. The Securities shall be forfeited to the Company in the event the Company does not consummate a Business Combination, as such term is defined in the Company’s registration statement on Form S-1 under the Securities Act to be filed with the SEC (the “Registration Statement”), with respect the Company’s initial public offering (the “IPO”) of its securities, within 24 months (or 30 months in the event the Company has entered into a definitive agreement with respect to a business consummation and the stockholders have approved an extension for the purpose of consummating a Business Combination) from the date of the final prospectus for the IPO.
          4.2. Termination of Rights. If the Securities are forfeited in accordance with this Section 4, then after such time the Subscriber (or successor in interest and its transferees), shall no longer have any rights as a holder of such Securities, and the Company shall take such action as is appropriate to cancel such Securities. In addition, the Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing.

          4.3. Escrow. Upon consummation of the IPO, the Subscriber, and its designees, shall enter into a securities escrow agreement (the “Escrow Agreement”) with Continental Stock Transfer & Trust Company (the “Escrow Agent”), whereby the Securities (and any shares of Common Stock which may be issued as a dividend as a result of any stock split) shall be held in escrow and will not be released until the expiration of the period (as such period may be extended) as described in the section entitled “Principal Stockholders’ in the final prospectus for the IPO.
          4.4 Pro-rata Forfeiture. If the underwriters of the IPO fail to exercise any portion or all of the over-allotment option granted to them prior to the expiration of such option, then Subscriber shall automatically forfeit up to 375,000 Units purchased hereunder (based upon the percentage of the over-allotment option not exercised by the underwriters of the IPO), such that Subscriber and any transferees of any of the Units purchased by Subscriber hereunder shall, in the aggregate, beneficially own no greater than 20% of the Units of the Company issued and outstanding pursuant to this Agreement and the Company’s IPO.
     5. Waiver of Liquidation Distributions; Conversion Rights. In connection with the Units and other Securities purchased pursuant to this Agreement and any other Company securities purchased on a private placement basis, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account, as such term is defined in the Registration Statement, in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination. For purposes of clarity, in the event the Subscriber purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will Subscriber have the right to redeem any shares of Common Stock, regardless of how acquired, in connection with any stockholder vote to extend the period to consummate a Business Combination or with respect to a Business Combination.
     6. Restrictions on Transfer.
          6.1 Securities Law Restrictions. In addition to the restrictions contained in the Escrow Agreement and any insider letter, letter agreement or other similar agreement, Subscriber agrees not to offer, sell, transfer, pledge or otherwise dispose of the Securities unless registered under the Securities Act and, if applicable, the securities laws of any applicable state or other jurisdiction or pursuant to an exemption from such registration and upon delivery to the Company of an opinion of counsel satisfactory to the Company that such registration is not required.
          6.2 Restrictive Legends. All certificates representing the Units, the Common Stock and the Warrants shall have endorsed thereon legends substantially as follows or to substantially the same effect:

“THE SECURITIES REPRESENTED HEREBY (INCLUDING THE UNDERLYING COMMON STOCK AND WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE UNDERLYING WARRANTS) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND, IF APPLICABLE, THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATSIFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”
“SECURITIES EVIDENCED BY THIS CERTIFICATE WILL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.”
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A SECURITIES ESCROW AGREEMENT (THE “AGREEMENT”) AND MAY NOT BE ASSIGNED, HYPOTHECATED, DONATED, ENCUMBERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE AGREEMENT DURING THE TERM OF THE ESCROW PERIOD (AS DEFINED IN THE AGREEMENT).”
          6.3. Additional Units or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in exercise price or terms, a recapitalization or a similar transaction affecting the Company’s outstanding capital stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Securities or any other securities into which such Securities thereby become convertible shall immediately be subject to this Agreement, the Escrow Agreement and any insider letter, letter agreement or other similar agreement.
     7. Other Agreements.

          7.1. Further Assurances. Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
          7.2 No Obligation as to Employment. The Company is not by reason of this Agreement obligated to employ, or continue to employ, the Subscriber in any capacity.
          7.3. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth on the first page of this Agreement or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, or (c) sent by certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by certified mail, on the fifth (5th) business day following the day such mailing is made.
          7.4. Entire Agreement. This Agreement supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.
          7.5. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.
          7.6. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.
          7.7. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.
          7.8. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.

Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.
          7.9. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of State of New York, without giving effect to the conflict of law principles thereof.
          7.10. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.
          7.11. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
          7.12. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.
          7.13. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on their behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

          7.14. No Recourse Against Trust Account. Subscriber agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Units or any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, the “Claims”) that may arise now or in the future and waives any and all right, title, interest and Claims of any kind in or to, and any and all rights to seek payment of amounts due it out of, the Trust Account and any monies or other assets in the Trust Account.
          7.15. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.
          7.16. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by electronic mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ”.pdf” signature page were an original thereof.

     If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this agreement and return it to us.

Very truly yours, REGIAN ACQUISITION CORP.
By:	/s/ John P. McNicholas
	Name:	John P. McNicholas
	Title:	Co-Chief Executive Officer

Accepted and agreed this
7th day of February, 2008

REGIAN	HOLDINGS, LLC

By:	/s/ John P. McNicholas

Name:	John P. McNicholas
Title:	Co-Manager